EXHIBIT 10.2

PROTOCOL No.2

Zion Oil & Gas Inc.
&
Aladdin Middle East Ltd.

This “PROTOCOL NO.2” made and entered into as of 7 December 2008 by and between :

- ZION OIL & GAS INC., a corporation organized under the laws of State of Delaware USA having offices at 6510 Abrams Road, Suite 300 Dallas, Texas 75231 USA and 15 Bareket St. North Industrial Park Caesarea, 38900, Israel (hereinafter referred to as the “Operator”),

- ALADDIN MIDDLE EAST LTD., a corporation organized under the laws of State of Delaware USA with the offices at 123 South Market, Wichita Kansas 67202 USA and at Sogutozu Caddesi No: 23 Balgat 06520 Ankara, Turkey (hereinafter referred to as the “Contractor).

Each of “Operator” and “Contractor” shall hereinafter be individually referred to as a “Party”, and collectively as the “Parties”.

WHEREAS, Operator and Contractor entered into an International Daywork Drilling Contract-Land dated September 12, 2008 (hereinafter referred to as the “Contract”), a Protocol with respect to the Contract dated June 18, 2008, and an Amendment to Protocol dated July 31, 2008

WHEREAS, Contractor desires to purchase additional equipment for the drilling work which is the subject matter of the Contract through the assistance of the Operator,

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and obligations herein contained and to be performed, IT IS AGREED by and between the Parties AS FOLLOWS:

1.0	DEFINITIONS

All terms used in this Protocol No.2 shall have the same meaning as in the Contract, unless otherwise defined in Protocol No.2.

2.0	SUBJECT

The subject of this Protocol No.2 is the determination of the terms and conditions of the purchase of the drilling pipes (hereinafter referred to as the “DP”) which are fully described in Annex-1 attached hereto.

3.0	TERMS AND CONDITIONS

3.1	Operator shall purchase the DP for Contractor at USD 1,134,787.50 (hereinafter referred to as the “Price”) and Contractor shall reimburse such Price to Operator as follows:

3.1.1.
Part A: USD 200,000 out of the Price shall be deemed to be reimbursed to Operator by Contractor as a result of deducting Part A from the Mobilization Fee payment as described in Article 802 (c) of the Contract to be due to Contractor under the Contract;

3.1.2.	Part B: : Remainder USD 934,787.50 shall be deducted from the monthly invoices to be issued by the Contractor in accordance with the Contract, in percentages as follows;

(i)	30% (thirty percent) from the second month’s invoice after the Commencement Date,
(ii)	30% (thirty percent) from the third month’s invoice after the Commencement Date,
(iii)	40% (forty percent) from the fourth month’s invoice after the Commencement Date.

3.1.3.
In case there still exists an amount out of the Price not covered by the deductions made in accordance with Sub-article 3.1.2 above, such uncovered amount shall be deducted from the Demobilization Fee to be paid to Contractor in accordance with the Contract.

3.2
USD 125,000 that is deducted from the Demobilization Fee (which fee is reduced to USD 550,000 from USD 675,000 by the “Amendment No.1 to the International Daywork Drilling Contract-Land” dated 7 Dec 08 [hereinafter referred to as the “Amendment”]) in the Contract by the Amendment, shall not be deemed to constitute a part of payment under this Article 3.1. of Protocol No.2. Whereas it is the understanding and intent of the Parties for such USD 125,000 to be deducted from the Demobilization Fee in order to cover the cost of Operator for the payment made by Operator for the purchase of the DP.

3.3
Upon the completion of the payments in accordance with the terms hereinabove and within 15 (fifteen) days upon the written request of Contractor, Operator shall issue Contractor proper commercial invoice and legally required shipping, exportation and importation documentation for the DP.

3.4

4.0	GENERAL

Unless otherwise stated in this Protocol No.2, general terms and conditions of the Contract applicable to this Protocol No.2 shall be applied hereto also.

5.0	EXECUTION AND EFFECTIVE DATE

This Protocol consists of 5 (five) articles, 2(two) pages and is executed in 2(two) original copies and entered into effect by and between the Parties, on the day and year first written above.

APPENDICES

1- DP specifications

/s/ Richard J. Rinberg                                                                                                           /s/ Huseyin Cetin Mumcuoglu

For and On Behalf of                                                                                                           For and On Behalf of

ZION OIL &GAS INC.                                                                                       ALADDIN MIDDLE EAST LTD
Richard J. Rinberg                                                                                                Huseyin Cetin Mumcuoglu
Chief Executive Officer                                                                                                General Manager